Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                 09/30/2000

Calculation Of Pool Balance
 1 Total "Office" Receivables                            4,356,189,432
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                         0
 4 NSF 30+                                                    (202,539)
 5 SAU 30+                                                  (8,804,213)
 6 Total Pool Receivables                                4,347,182,680
 7 Discount Factor                                                0.50%
 8 End of month Pool Balance                             4,325,446,767

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                    313,350
10 SAU 0-30                                                 24,737,201
11 Total                                                    25,050,551
12 Trust Receivables                                     4,356,189,432
13 .75 % of Trust Receivables                                     0.75%
14 Total                                                    32,671,421
15 Amount in Excess                                                  0

16 NSF 30+                                                     202,539
17 SAU 30+                                                   8,804,213
                                                             9,006,752

Overconcentrations
18 End of month Pool Balance                             4,325,446,767
                                                           Limits          Actual     Excess
19 A/R Receivables                                20%      865,089,353   115,762,380        0

20 Asset Based Receivables                        20%      865,089,353   377,091,417        0

21 Dealer concentration 1999-1 top 15              3%      129,763,403   127,009,990        0

22 Dealer concentration 1999-1 Other               2%       86,508,935    24,773,449        0

23 Manufacturer Concentration                     15%      648,817,015   172,490,310        0

24 Product Line Concentration:

25 CE & Appl                                      25%    1,081,361,692    23,395,338        0

26 MIS                                            40%    1,730,178,707   643,383,745        0

27 Motorcycle                                     25%    1,081,361,692   249,977,764        0

28 Marine                                         25%    1,081,361,692   694,803,870        0

29 Manufacturered Home                            25%    1,081,361,692   472,342,156        0

30 RV                                             25%    1,081,361,692   701,711,624        0

31 Music                                          25%    1,081,361,692   148,371,378        0

32 Industrial Equipment                           25%    1,081,361,692   570,739,893        0

33 A/R                                            25%    1,081,361,692   492,853,797        0

34 Snowmobiles                                    25%    1,081,361,692   197,081,393        0

35 Other                                          25%    1,081,361,692   161,528,474        0

36 Delayed Funding Receivables                                           332,718,523

                                        07/31/2000       08/31/2000      09/30/2000   Average
37 Charge Offs to Receivables
   (Annualized)                            0.44%           0.16%           0.63%         0.41%
38 Payment Rate                           33.82%           36.96%          34.08%       34.95%

Net Receivable Rate - Current Month
39 Interest                                     8.77%
40 Discount                                     2.04%
41 Total                                       10.81%
42 Less Servicing                              -2.00%
43 Remaining                                    8.81%